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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference of our report dated July 17, 1996, accompanying the combined financial statements of Lens Express, Inc. as of and for the years ended June 30, 1995 and 1994 in the following registration statements of Summit Technology, Inc.: Form S-3 (333-03765); Form S-8 (33-61105); Form S-8 (33-49154); Form S-8 (33-49162); Form S-8
(33-41451); Form S-8 (33-40733) and Form S-8 (33-25169).


                                         Coopers & Lybrand LLP
                                         Fort Lauderdale, Florida

July 26, 1996